EXHIBIT 4.8



               Supplemental Indenture dated as of October 28, 1996, between SunAmerica Inc., a Maryland corporation (the "Company"), and The First National Bank of Chicago, a national banking association, as Trustee under the Indenture dated as of March 15, 1995, as supplemented (the "Indenture"; terms defined in the Indenture have such defined meanings herein and references herein to Sections and Articles refer to Sections and Articles in the Indenture amended hereby), between the Company and the Trustee.

               WHEREAS, the Company desires to amend the Indenture to authorize the issuance of Debentures of any series convertible into any cash, securities or property, at the option of the Company or holders of Debentures of such series or upon the happening of some event or otherwise, as specified for the Debentures of such series pursuant to Section 2.01.

               WHEREAS, Section 9.01 authorizes supplemental indentures which add to the covenants of the Company or make other provisions not inconsistent with the Indenture which shall not adversely affect the interests of the holders of the Debentures.

               NOW, THEREFORE, THIS SUPPLEMENTAL INDENTURE WITNESSETH:

               The Company covenants and agrees with the Trustee as follows:

                                  Article One

                            Amendment to Indenture

               Section 1.01. The definition of "Outstanding" in Section 1.01 is hereby amended to add at the end thereof before the period: or Debentures converted pursuant hereto.

               Section 1.02.  Section 2.01 is hereby amended by adding after
(13): (14) If the Debentures of the series are to be convertible into any cash, security or property, at the option of the holders of such Debentures or the Company or upon the happening of some event or otherwise, all terms relating to such convertibility, including without limitation any term inconsistent with the provisions of this Indenture relating to conversion.

               Section 1.03. Section 2.08 is hereby amended by inserting "conversion," after "redemption," on line 1.

               Section 1.04. Section 3.02(a) is hereby amended by inserting after the first sentence of the second paragraph: Each such notice shall also specify any conversion price then applicable to such Debentures and when any right to convert such Debentures or any portion thereof called for redemption will expire.

               Section 1.05. Section 3.05 is hereby amended to insert "or converted" after "Debentures" in the fifth line.

               Section 1.06. Section 4.02 is hereby amended to insert "or conversion, if applicable," at the end of clause (i).

               Section 1.07. Section 6.01(a)(2) is hereby amended to insert at the end thereof: or default in the conversion of any Debenture of that series made convertible pursuant to Section 2.01 and the continuance of such default for a period of 45 days.

               Section 1.08. Section 6.04 is hereby amended to insert, in the 5th line of the second paragraph thereof after "date": or the right to convert such Debenture, if any, or to institute suit therefor.

               Section 1.09. Section 9.01 is hereby amended to substitute "; or" for the period at the end of clause (d) and to insert a new clause (e) after clause (d):

               (e) to add any provision hereto or remove or change any provision hereof relating to the conversion of any Debentures, whether at the option of the Holders or the Company or upon the happening of some event or otherwise, provided that no such action shall adversely affect the interest of Debentureholders.

               Section 1.10.  Article Fifteen is hereby added after Article
Fourteen:


                                ARTICLE FIFTEEN

                           CONVERSION OF Debentures


               SECTION 15.01. Applicability of Article. The provisions of this Article shall be applicable to the Debentures of any series which are convertible before their maturity except as otherwise specified as contemplated by Section 2.01 for Debentures of such series.

               SECTION 15.02. Conversion. Subject to and upon compliance with the provisions of this Article, any Debenture which by its terms specified as contemplated by Section 2.01 is convertible into any cash, securities or property ("Conversion Proceeds") may, at any time until and including but not after the close of business on the date of maturity of such Debenture, or in case such Debenture or some portion thereof shall be called for redemption prior to such date, then, with respect to such Debenture or such portion thereof as is so called, until and including but (if no default is made in making due provision for the payment of the redemption price) not after the close of business on the date fixed for redemption, be converted, in whole, or in part in multiples of $1,000 principal amount, at 100% of the principal amount of such Debenture (or portion thereof), into the Conversion Proceeds issuable upon conversion of such Debenture, at the conversion price in effect at the Date of Conversion (as hereinafter defined).

               SECTION 15.03 Exercise of Conversion. In order to convert, the holder of any Debenture to be converted shall surrender such Debenture to the Company at any time during usual business hours at its office or agency maintained for the purpose as provided in this Indenture, accompanied by a fully executed written notice, in substantially the form set forth on the reverse of the Debenture, that the holder elects to convert such Debenture or a stated portion thereof constituting a multiple of $1,000 principal amount, and, if such Debenture is surrendered for conversion during the period between the close of business on any record date and the opening of business on the following interest payment date and has not been called for redemption on a redemption date within such period (or on such interest payment date), accompanied also by payment of an amount equal to the interest payable on such interest payment date on the principal amount of the Debenture being surrendered for conversion. Such notice shall also state the name or names (with address) in which any certificate or certificates for Conversion Proceeds constituting securities shall be issued. Debentures surrendered for conversion shall (if so required by the Company or the Trustee) be duly endorsed by, or be accompanied by a written instrument or instruments of transfer in form satisfactory to the Company duly executed by, the holder or his attorney duly authorized in writing. As promptly as practicable after the receipt of such notice and the surrender of such Debenture as aforesaid, the Company shall, subject to the provisions of this Article Fifteen, deliver the Conversion Proceeds thereof at such office or agency to such holder, or on his written order. Such conversion shall be deemed to have been effected immediately prior to the close of business on the date (herein called the "Date of Conversion") on which such notice shall have been received by the Company and such Debenture shall have been surrendered as aforesaid, and the person or persons in whose name or names any certificate or certificates for Conversion Proceeds constituting securities shall be issuable upon such conversion shall be deemed to have become on the Date of Conversion the holder or holders of record of the securities represented thereby; provided, however, that any such surrender on any date when the stock transfer books for such securities shall be closed shall constitute the person or persons in whose name or names the certificate or certificates are to be issued as the recordholder or holders thereof for all purposes at the opening of business on the next succeeding day on which such stock transfer books are open but such conversion shall nevertheless be at the conversion price in effect at the close of business on the date when such Debenture shall have been so surrendered with the conversion notice. In the case of conversion of a portion, but less than all, of a Debenture, the Company shall execute, and the Trustee shall authenticate and deliver to the holder thereof, at the expense of the Company, a Debenture or Debentures in the aggregate principal amount of the unconverted portion of the Debenture surrendered. Except as otherwise expressly provided in this Indenture, no payment or adjustment shall be made for interest accrued on any Debenture (or portion thereof) converted or for dividends or distributions on any security issued upon conversion of any Debenture.

               SECTION 15.04 Fractional Interests. No fractions of any security or scrip representing fractions thereof shall be issued upon conversion of Debentures. If more than one Debenture shall be surrendered for conversion at one time by the same holder, the number of full securities which shall be issuable upon conversion thereof shall be computed on the basis of the aggregate principal amount of the Debentures so surrendered. If any fraction of any security would, except for the provisions of this Section, be issuable on the conversion of any Debenture or Debentures, the Company shall make payment in lieu thereof in an amount of United States dollars equal to the value of such fraction computed on the basis of the current market price of such security on the last business day prior to the Date of Conversion.

               SECTION 15.05 Conversion Price. The conversion price ("Conversion Price") per unit of Conversion Proceeds issuable upon conversion of the Debentures, if any, shall initially be the amount specified as contemplated in Section 2.01 for the Debentures of any series and shall be subject to adjustment from time to time as specified as contemplated in
Section 2.01 for the Debentures of such series. Whenever the Conversion Price is adjusted as herein provided, the Company shall promptly (i) file with the Trustee and each conversion agent an Officers' Certificate setting forth the Conversion Price after such adjustment and setting forth a brief statement of the facts requiring such adjustment, which certificate shall be conclusive evidence of the correctness of such adjustment, and (ii) mail or cause to be mailed a notice of such adjustment to each holder of Debentures at his address as the same appears on the registry books of the Company. The Company shall be entitled to make such reductions in the Conversion Price, in addition to those required by this Section, as it in its discretion shall determine to be advisable in order that any stock dividend, subdivision of shares, distribution of rights or warrants to purchase stock or securities, or distribution of other assets (other than cash dividends) hereafter made by the Company to its stockholders shall not be taxable.

               SECTION 15.06 Continuation of Conversion in Case of Reclassification, Change, Merger, Consolidation or Sale of Assets. If any of the following shall occur, namely: (a) any reclassification or change of outstanding securities issuable upon conversion of the Debentures (other than a change in par value, or from par value to no par value, or from no par value to par value, or as a result of a subdivision or combination), (b) any consolidation or merger to which the Company is a party as a result of which the holders of such securities shall be entitled to receive stock, other securities or other assets with respect to or in exchange for such securities or (c) sale or conveyance of all or substantially all of the property or business of the Company as an entirety (if the Company is the issuer of such securities), then the Company, or such successor or purchasing corporation, as the case may be, shall, as a condition precedent to such reclassification, change, consolidation, merger, sale or conveyance, execute and deliver to the Trustee a supplemental indenture providing that the holder of each Debenture then Outstanding shall have the right to convert such Debenture into the kind and amount of securities and property receivable upon such reclassification, change, consolidation, merger, sale or conveyance by a holder of the amount of such securities issuable upon conversion of such Debenture immediately prior to such reclassification, change, consolidation, merger, sale or conveyance. Such supplemental indenture shall provide for adjustments which shall be as nearly equivalent as may be practicable to the adjustments specified as contemplated by Section 2.3 for Debentures of the series. If, in the case of any such consolidation, merger, sale or conveyance, the securities and property receivable thereupon by a holder of outstanding securities issuable upon conversion includes shares of stock or other securities and property of a corporation other than the successor or purchasing corporation, as the case may be, in such consolidation, merger, sale or conveyance, then such supplemental indenture shall also be executed by such other corporation and shall contain such additional provisions to protect the interests of the holders of the Debentures as the Board of Directors shall reasonably consider necessary by reason of the foregoing. The provisions of this Section shall similarly apply to successive consolidations, mergers, sales or conveyances.

               Notice of the execution of each such supplemental indenture shall be mailed to each holder of Debentures at his address as the same appears on the registry books of the Company.

               Neither the Trustee nor any conversion agent shall be under any responsibility to determine the correctness of any provisions contained in any such supplemental indenture relating either to the kind or amount of shares of stock or securities or property receivable by holders of Debentures upon the conversion of their Debentures after any such reclassification, change, consolidation, merger, sale or conveyance or to any adjustment to be made with respect thereto, but, subject to the provisions of Sections 7.01 and 7.02, may accept as conclusive evidence of the correctness of any such provisions, and shall be protected in relying upon, the Officers' Certificate (which the Company shall be obligated to file with the Trustee prior to the execution of any such supplemental indenture) with respect thereto.

               SECTION 15.07 Notice of Certain Events. So long as any convertible Securities are outstanding, in case:

               (a) the Company shall declare a dividend (or any other distribution) payable to the holders of any securities constituting Conversion Proceeds otherwise than in cash; or

               (b) the Company shall authorize the granting to the holders of such securities of rights to subscribe for or purchase any shares of stock of any class or of any other rights; or

               (c) the Company shall authorize any reclassification or change of such securities (other than a subdivision or combination of such securities), or any consolidation or merger to which the Company is a party and for which approval of any stockholders of the Company is required, or the sale or conveyance of all or substantially all the property or business of the Company; or

               (d) there shall be proposed any voluntary or involuntary dissolution, liquidation or winding-up of the Company;

then, the Company shall cause to be filed at an office or agency maintained for the purpose of conversion of the Debentures, and shall cause to be mailed to each holder of Debentures, at his address as it shall appear on the registry books of the Company, at least 20 days before the date hereinafter specified (or the earlier of the dates hereinafter specified, in the event that more than one date is specified), a notice stating the date on which (1) a record is expected to be taken for the purpose of such dividend, distribution or rights, or if a record is not to be taken, the date as of which the holders of such securities of record to be entitled to such dividend, distribution or rights are to be determined, or (2) such reclassification, change, consolidation, merger, sale, conveyance, dissolution, liquidation or winding-up is expected to become effective and the date, if any is to be fixed, as of which it is expected that holders of such securities of record shall be entitled to exchange their such securities for securities or other property deliverable upon such reclassification, change, consolidation, merger, sale, conveyance, dissolution, liquidation or winding-up.

               SECTION 15.08 Taxes on Conversion. The Company will pay any and all documentary, stamp or similar taxes payable to the United States of America or any political subdivision or taxing authority thereof or therein in respect of the issue or delivery of Conversion Proceeds on conversion of Debentures pursuant thereto; provided, however, that the Company shall not be required to pay any tax which may be payable in respect of any transfer involved in the issue or delivery of Conversion Proceeds in a name other than that of the holder of the Debentures to be converted and no such issue or delivery shall be made unless and until the person requesting such issue or delivery has paid to the Company the amount of any such tax or has established, to the satisfaction of the Company, that such tax has been paid. The Company extends no protection with respect to any other taxes imposed in connection with conversion of Debentures.

               SECTION 15.09 Company to Provide Stock. To the extent that any Debentures are convertible into securities of the Company, the Company shall reserve, free from pre-emptive rights, out of its authorized but unissued securities, sufficient securities to provide for the conversion of the Debentures from time to time as such Debentures are presented for conversion, provided, that nothing contained herein shall be construed to preclude the Company from satisfying its obligations in respect of the conversion of Debentures by delivery of repurchased Debentures which are held in the treasury of the Company.

               If any securities to be reserved for the purpose of conversion of Debentures hereunder require registration with or approval of any governmental authority under any Federal or State law before such securities may be validly issued or delivered upon conversion, then the Company covenants that it will in good faith and as expeditiously as possible endeavor to secure such registration or approval, as the case may be, provided, however, that nothing in this Section shall be deemed to affect in any way any obligation of the Company to convert Debentures.

               Before taking any action which would cause an adjustment reducing the Conversion Price below the then par value, if any, of such securities, the Company will take all corporate action which may, in the Opinion of Counsel, be necessary in order that the Company may validly and legally issue fully paid and non-assessable such securities at such adjusted Conversion Price.

               The Company covenants that all securities of the Company which may be issued upon conversion of Debentures will upon issue be fully paid and non-assessable by the Company and free of pre-emptive rights.

               SECTION 15.10 Disclaimer of Responsibility for Certain Matters. Neither the Trustee nor any agent of the Trustee shall at any time be under any duty or responsibility to any holder of Debentures to determine whether any facts exist which may require any adjustment of the Conversion Price, or with respect to the Officers' Certificate referred to in Section 15.05, or with respect to the nature or extent of any such adjustment when made, or with respect to the method employed, or herein or in any supplemental indenture as specified as contemplated in Section 2.01 provided to be employed, in making the same. Neither the Trustee nor any agent of the Trustee shall be accountable with respect to the validity or value (or the kind or amount) of any securities or property, which may at any time be issued or delivered upon the conversion of any Debenture; and neither the Trustee nor any conversion agent makes any representation with respect thereto. Neither the Trustee nor any agent of the Trustee shall be responsible for any failure of the Company to issue, register the transfer of or deliver any securities or property upon the surrender of any Debenture for the purpose of conversion or, subject to Sections 7.01 and 7.02, to comply with any of the covenants of the Company contained in this Article or specified as contemplated in Section 2.01.

               SECTION 15.11 Return of Funds Deposited for Redemption of Converted Debentures. Any funds which at any time shall have been deposited by the Company or on its behalf with the Trustee or any paying agent for the purpose of paying the principal of and interest on any of the Debentures and which shall not be required for such purposes because of the conversion of such Debentures, shall after such conversion be repaid to the Company by the Trustee or such other paying agent.


                                  ARTICLE TWO

                           Miscellaneous Provisions

               SECTION 2.01. The Indenture, as supplemented by this Supplemental Indenture, is in all respects ratified and confirmed, and this Supplemental Indenture shall be deemed part of the Indenture in the manner and to the extent herein and therein provided.

               SECTION 2.02. The recitals herein contained are made by the Company and not by the Trustee, and the Trustee assumes no responsibility for the correctness thereof. The Trustee makes no representation as to the validity or sufficiency of this Supplemental Indenture.

               SECTION 2.03. This Supplemental Indenture may be executed in any number of counterparts each of which shall be an original; but such counterparts shall together constitute but one and the same instrument.

               IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture to be duly executed, and their respective corporate seals to be hereunto affixed and attested, on the date or dates indicated in the acknowledgments and as of the day and year first above written.


                                       SUNAMERICA INC.


                                       By: ______________________________
                                           Name:
                                           Title:


Attest:


______________________________
Name:
Title:


                                       THE FIRST NATIONAL BANK OF
                                         CHICAGO, as Trustee


                                       By: ______________________________
                                           Name:
                                           Title:

Attest:


______________________________
Name:
Title:



STATE OF CALIFORNIA     )
                        ) ss.:
COUNTY OF Los Angeles   )


               On the 28th day of October, in the year one thousand nine
hundred ninety-six, before me personally came                  to me known,
who, being by me duly sworn, did depose and say that he resides at
                                            ; that he is
                 of SUNAMERICA INC., one of the corporations described in and which executed the above instrument; that he knows the corporate seal of said corporation; that the seal affixed to the said instrument is such corporation seal; that it was so affixed by authority of the Board of Directors of said corporation, and that he signed his name thereto by like authority.



                                         ______________________________
                                                  NOTARY PUBLIC

                                             My Commission Expires





STATE OF ILLINOIS        )
                         )  ss.:
COUNTY OF COOK           )


               On the 28th day of October, in the year one thousand nine
hundred ninety-six, before me personally came              to me known, who,
being by me duly sworn, did depose and say that he resides at

                , that he is a                of THE FIRST NATIONAL BANK OF
CHICAGO, one of the corporations described in and which executed the above instrument; that he knows the corporate seal of said corporation; that the seal affixed to said instrument is such corporate seal; that it was so affixed by authority of the Board of Directors of said corporation and that he signed his name thereto by like authority.



                                         ______________________________
                                                   NOTARY PUBLIC

                                               My Commission Expires